UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2004

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 400, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2004, the Board of Directors of P. H. Glatfelter Company approved a new non-employee director compensation arrangement, effective January 1, 2005. The revised arrangement was determined based on an analysis of director compensation for comparable companies and provides that each non-employee director will receive an annual retainer of $22,000 (two-thirds in shares of Glatfelter common stock and one-third in cash), and an additional $4,000 annual retainer if the non-employee director serves as chairperson of a committee of the board of directors. Each non-employee director will also receive $1,500 for attending the annual board retreat and $1,000 for each attended board or committee meeting. In addition, each non-employee director will receive an annual Restricted Stock Unit award valued at $15,500 that will vest ratably over a three-year period.

Item 9.01. Financial Statements and Exhibits.

Summary of Non-Employee Director Compensation, effective January 1, 2005, is filed herewith as exhibit 10.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

December 20, 2004	By:	John P. Jacunski

Name: John P. Jacunski
Title: Vice President and Corporate Controller

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Exhibit Index

Exhibit No.	Description

10.1	Summary of Non-Employee Director Compensation